As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-101736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FEDERAL TRUST CORPORATION

(Exact name of Registrant as Specified in its Charter)

Florida	59-2935028
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification Number)

312 West 1st Street

Sanford, Florida 32771

(407) 323-1833

(Address, including zip code, and

telephone number, including area

code, of principal executive

offices)

FEDERAL TRUST CORPORATION

AMENDED AND RESTATED

1998 DIRECTORS’ STOCK OPTION PLAN

(Full Title of the Plan)

Robert W. Paiano

Federal Trust Corporation

312 West 1st Street

Sanford, Florida 32771

Telephone: (407) 323-1833

(Name, Address and Telephone Number of Agent for Service)

DEREGISTRATION OF SECURITIES

On June 26, 2009, pursuant to the Agreement and Plan of Merger dated as of November 14, 2008, by and among The Hartford Financial Services Group, Inc., a Delaware corporation (“Parent”), FT Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Federal Trust Corporation, a Florida corporation (the “Company”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent (the “Merger”) and all outstanding shares of common stock, $0.01 par value per share (“Common Stock”), being converted into the right to receive $1.00 per share in cash. As a result, the Company has terminated all offerings of its Common Stock pursuant to its existing registration statements, including the Company’s Registration Statement on Form S-8 (File No. 333-101736) (the “Registration Statement”). In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Company’s Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of its Common Stock under the Registration Statement which remained unsold as of the effective time of the Merger.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on June 26, 2009.

FEDERAL TRUST CORPORATION

By:	/s/ Robert W. Paiano
Robert W. Paiano,
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Giamalis	Director	June 26, 2009
John N. Giamalis

/s/ Brian D. Murphy	Director	June 26, 2009
Brian D. Murphy

/s/ Robert W. Paiano	Chairman of the Board and President	June 26, 2009
Robert W. Paiano

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